                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934


     Date of Report (date of earliest event reported): September 28, 1998


                            MANUGISTICS GROUP, INC.
            (Exact name of registrant as specified in its charter)



            DELAWARE                    0-22154               52-1469385
   (State of Incorporation)    (Commission File Number)    (I.R.S. Employer
                                                         Identification Number)


2115 EAST JEFFERSON STREET
ROCKVILLE, MARYLAND                                             20852
(Address of principal executive offices)                      (Zip Code)


                                (301) 984-5000
             (Registrant's telephone number, including area code)

Item 5. Other Events.

         As previously reported by Manugistics Group, Inc. (the "Company"), effective June 1, 1998, the Company, through a newly-formed, wholly-owned subsidiary, acquired all of the capital stock of TYECIN Systems, Inc. ("TYECIN") (such transaction being referred to as the "Merger"). The Merger was effected pursuant to a certain Agreement and Plan of Merger dated June 1, 1998, by and among the Company, TYECIN, and certain other persons. The Company has accounted for the Merger as a pooling of interests.

         In its Current Report on Form 8-K dated July 15, 1998, the Company reported, among other information: (i) selected supplemental consolidated financial data with respect to the Company for each of the five fiscal years in the period ended February 28, 1998; and (ii) the supplemental consolidated balance sheets of the Company as of February 28, 1998 and 1997, and the related supplemental consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended February 28, 1998. Such supplemental financial data and financial statements give retroactive effect to the Merger which, as noted above, has been accounted for as a pooling of interests.

         The Company has determined to report the unaudited condensed consolidated financial results of the third and fourth quarters of fiscal year ended February 28, 1998, also giving retroactive effect to the Merger, as set forth below.

                   MANUGISTICS GROUP, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                    (In thousands, except per share data)




                                                                      Three Months Ended
                                                            November 30,          February 28,
                                                               1997                   1998
                                                             --------               --------

REVENUES:
   License fees                                              $ 23,014               $ 41,872
   Services                                                    19,145                 21,456
                                                             --------               --------
     Total revenues                                            42,159                 63,328
                                                             --------               --------

OPERATING EXPENSES:
   Cost of license fees                                         2,652                  3,331
   Cost of services                                             8,677                 10,262
   Sales and marketing                                         14,520                 23,707
   Product development                                          7,831                 11,293
   General and administrative                                   3,365                  4,751
   Purchased research and development                               -                 47,340
                                                             --------               --------
     Total operating expenses                                  37,045                100,684
                                                             --------               --------

(LOSS) INCOME FROM OPERATIONS                                   5,114                (37,356)

OTHER INCOME-NET                                                1,185                    965
                                                             --------               --------

NET (LOSS) INCOME BEFORE INCOME TAXES                           6,299                (36,391)

(BENEFIT) PROVISION FOR INCOME TAXES                            2,504                (14,518)
                                                             --------               --------

NET (LOSS) INCOME                                             $ 3,795              $ (21,873)
                                                              =======              =========


NET (LOSS) INCOME PER SHARE-BASIC                               $0.16                 ($0.89)
                                                              =======              =========
NET (LOSS) INCOME PER SHARE-DILUTED                             $0.14                 ($0.89)
                                                              =======              =========

SHARES USED IN SHARE COMPUTATION
    BASIC                                                      24,228                 24,633
    DILUTED                                                    26,940                 24,633


PRO FORMA FINANCIAL INFORMATION:
   PRO FORMA NET INCOME                                       $ 3,795                $ 6,734  (a)

   PRO FORMA INCOME PER SHARE-BASIC                             $0.16                  $0.27  (a)
                                                              =======              =========
   PRO FORMA INCOME PER SHARE-DILUTED                           $0.14                  $0.25  (a)
                                                              =======              =========

SHARES USED IN SHARE COMPUTATION
    BASIC                                                      24,228                 24,633
    DILUTED                                                    26,940                 27,342

________________
(a) The pro forma net income and related per share amounts for the three months ended February 28, 1998 reflect the operating results of the Company, excluding the impact of a non-recurring charge of $47.3 million in connection with the write-off of purchased research and development which had not yet reached technological feasibility and had no alternative future use.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MANUGISTICS GROUP, INC.

Date:  September 28, 1998                   By: /s/  PETER Q. REPETTI
                                            --------------------------

                                            Peter Q. Repetti

                                            Senior Vice President and Chief
                                            Fianancial Officer
                                            (Principal Financial Officer
                                            and Chief Accounting Officer)